Exhibit 99.1

Press  Release


SOURCE:  Vsource  Inc.

VSOURCE ANNOUNCES ROLL-OVER OF SERIES B EXCHANGEABLE NOTES INTO NEW SERIES B-1 EXCHANGEABLE NOTES; REPAYMENT IN FULL OF SERIES B EXCHANGEABLE NOTES

SAN  DIEGO,  FEB.  4,  2002 -- Vsource Inc. (OTCBB:VSRC) today announced that on
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Jan. 31, 2002, holders of Vsource's Series B Exchangeable Notes rolled over $2.9 million in outstanding principal and accrued interest on their Series B Notes into new Series B-1 Exchangeable Notes and warrants. Participants included institutional investors such as Baring Asia Private Equity Fund I L.P. and officers of Vsource.

The terms of the Series B-1 Notes are substantially similar to the terms of the Series B Notes, except that proceeds from the Series B-1 Notes may be used for general corporate purposes, whereas proceeds of the Series B Notes could only be used to secure a stand-by letter of credit supporting Vsource's reseller arrangements with Gateway, Inc. In addition, the Series B-1 Notes may not be exchanged for Vsource's Series A Convertible Promissory Notes until Aug. 15, 2002, compared to Feb. 15, 2002 for the Series B Notes. The Series B-1 Notes accrue interest at 10 percent per annum and mature on June 30, 2003. Vsource has the right to sell additional Series B-1 Notes and warrants for 120 days.

Purchasers of Series B-1 Notes, including Series B Note holders rolling over into Series B-1 Notes, will be issued warrants to purchase five shares of Vsource's common stock for every $1.00 of principal amount of Series B-1 Notes purchased. The terms of these warrants are substantially similar to the terms of the warrants issued with the Series B Notes, including the exercise price of $0.10 per share, except that they do not expire until January 2007.

The Series B Notes were repayable under their terms following termination of the letter of credit for Gateway after Vsource ceased reselling Gateway products. The $1.51 million balance of the principal and interest due on the Series B Notes which was not rolled over into Series B-1 Notes was repaid by the company in cash on Dec. 28, 2001. As a result, all of the outstanding Series B Notes have now been repaid in full.

About  Vsource

Vsource, Inc., based in San Diego, Calif., focuses on providing Business Process Outsourcing (BPO) and Distribution Services to Fortune 500 and Global 500 organizations wanting to expand into or across Asia-Pacific or streamline their existing operations into the region. Vsource's range of services and infrastructure include traditional BPO services: Payroll and Financial Services, Customer Relationship Management (CRM) and Supply Chain Management (SCM), as well as Distribution Services, which include Sales and Marketing Services, Market Research and Operations Solutions. Vsource has offices in the United States, Hong Kong, Singapore, Malaysia (including a 39,000-square-foot-customer center) and Japan (including a 8,800-square-foot customer center). Vsource's customers include Gateway, AIG, EMC, Network Appliance, Cosine Communications, Credit Suisse First Boston, HSBC Investment Bank Asia, Miller Freeman, and other Fortune 500/Global 500 companies.


For  more  information,  visit  the  company's  Web  site:  www.vsource.com

Forward  Looking  Statements


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Some  of  the statements in this document constitute forward-looking statements.
These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance and achievements expressed or implied by these forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, there is no guarantee that future results, levels of activity, performance or achievements will be attained. Moreover, neither management nor any other person assumes responsibility for the accuracy and completeness of these statements.

For  further  information, please contact Paul Lieber, plieber@hkamarcom.com, or
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Hilary  Kaye,  both  of  Hilary  Kaye  Associates, +1-714-426-0444, for Vsource.

SOURCE:  Vsource  Inc.


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